Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis - June 2007

Series Deal Size Expected Maturity	2002-3 $1,500MM 6/15/2009	2002-5 $1,000MM 7/15/2007	2002-7 $750MM 11/15/2007	2003-2 $1,340MM 4/15/2008	2003-3 $1,425MM 7/15/2008	2003-4 $725MM 10/15/2013
Yield	17.06%	17.06%	17.06%	17.06%	17.06%	17.06%
Less: Coupon	5.54%	5.70%	5.51%	5.50%	5.48%	5.63%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	3.84%	3.84%	3.84%	3.84%	3.84%	3.84%
Excess Spread:
June-07	6.18%	6.02%	6.21%	6.22%	6.24%	6.09%
May-07	6.49%	6.57%	6.52%	6.53%	6.55%	6.40%
April-07	5.92%	5.99%	5.94%	5.95%	5.97%	5.82%
Three Month Average Excess Spread	6.20%	6.19%	6.22%	6.23%	6.25%	6.10%

Delinquency:
30 to 59 Days	0.93%	0.93%	0.93%	0.93%	0.93%	0.93%
60 to 89 Days	0.60%	0.60%	0.60%	0.60%	0.60%	0.60%
90+ Days	1.46%	1.46%	1.46%	1.46%	1.46%	1.46%
Total	2.99%	2.99%	2.99%	2.99%	2.99%	2.99%

Principal Payment Rate	17.92%	17.92%	17.92%	17.92%	17.92%	17.92%

Series Deal Size Expected Maturity	2003-5 $1,000MM 10/15/2008	2003-6 $2,000MM 11/15/2008
Yield	17.06%	17.06%
Less: Coupon	5.48%	5.46%
Servicing Fee	1.50%	1.50%
Net Credit Losses	3.84%	3.84%
Excess Spread:
June-07	6.24%	6.26%
May-07	6.55%	6.57%
April-07	5.98%	5.99%
Three Month Average Excess Spread	6.26%	6.27%

Delinquency:
30 to 59 Days	0.93%	0.93%
60 to 89 Days	0.60%	0.60%
90+ Days	1.46%	1.46%
Total	2.99%	2.99%

Principal Payment Rate	17.92%	17.92%